

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the
Registrant's consolidated financial statements for the quarter ended June 30,
1995 filed as part of the Registrant's Form 10-Q for the quarter ended June 30,
1995 and is qualified in its entirety by reference to such Form 10-Q.
</LEGEND>
<RESTATED>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     US Dollars

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              SEP-30-1995
<PERIOD-START>                                 OCT-01-1995
<PERIOD-END>                                   JUN-30-1995
<EXCHANGE-RATE>                                1
<CASH>                                         6,011
<SECURITIES>                                   0
<RECEIVABLES>                                  348,339
<ALLOWANCES>                                   9,326
<INVENTORY>                                    156,914
<CURRENT-ASSETS>                               0
<PP&E>                                         123,881
<DEPRECIATION>                                 29,421
<TOTAL-ASSETS>                                 634,236
<CURRENT-LIABILITIES>                          103,049
<BONDS>                                        208,675
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       11,072
<OTHER-SE>                                     291,979
<TOTAL-LIABILITY-AND-EQUITY>                   684,236
<SALES>                                        522,720
<TOTAL-REVENUES>                               580,354
<CGS>                                          386,045
<TOTAL-COSTS>                                  511,381
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               1,237
<INTEREST-EXPENSE>                             18,525
<INCOME-PRETAX>                                49,211
<INCOME-TAX>                                   17,591
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   31,620
<EPS-PRIMARY>                                  1.32
<EPS-DILUTED>                                  1.32

In June 1995, Oakwood acquired Destiny Industries, Inc. a subchapter S Corporation whose earnings were includable in the tax returns of its shareholders. Consequently, Destiny's financial statements did not reflect a provision for income taxes prior to its acquisition by the Company. Income taxes and net income above are on a historical basis, however, EPS is only presented on a proforma basis (assuming Destiny's results had been includable in the Company's tax returns) as historical EPS is not meaningful. Proforma taxes and net income were $18,896 and $30,315, respectively.



